                         Index to Financial Statements



                                                                Page


       Report of Independent Auditors ............................1

       Balance Sheets at December 31, 1995 and 1996 ..............2

       For the years ended December 31, 1994, 1995 and 1996

          Statements of Income ...................................3
          Statements of Shareholders' Equity......................4
          Statements of Cash Flows ...............................5

       Notes to Financial Statements .............................6

                         Report of Independent Auditors

The Board of Directors
Ferrex Trading Corporation

We have audited the accompanying balance sheets of Ferrex Trading Corporation as of December 31, 1996 and 1995, and the related statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ferrex Trading Corporation at December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP


Toledo, Ohio
February 28, 1997,
 except for Note 9, as to which
 the date is June 23, 1997

                           Ferrex Trading Corporation

                                 Balance Sheets

                             (Dollars in thousands)


                                                                 DECEMBER 31
                                                               1995       1996
                                                             -------------------
ASSETS
Current assets:
  Investments available for sale                               $   392   $    -
  Accounts receivable, less allowance of $97 and
    $25 for doubtful accounts                                    9,251     7,924
  Accounts receivable - related party                              654       392
  Note receivable                                                  294       174
  Inventories                                                    1,232     1,875
  Prepaid expenses                                                 112        24
                                                             -------------------
Total current assets                                            11,935    10,389

Property and equipment, at cost:
  Automobiles                                                      178       187
  Furniture and equipment                                          119       147
  Leasehold improvements                                            41        41
                                                             -------------------
                                                                   338       375
   Less accumulated depreciation                                   193       228
                                                             -------------------
Net property and equipment                                         145       147

Note receivable                                                  1,379        --
Intangible pension asset                                            73        59
                                                             -------------------
Total assets                                                   $13,532   $10,595
                                                             ===================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable to related parties                             $ 2,120   $ 1,149
  Notes payable                                                  1,500         -
  Accounts payable                                               5,926     5,563
  Accounts payable - related party                                 306       689
  Distribution payable to shareholders                             802         -
  Accrued liabilities:
   Payroll                                                         726       624
   Other                                                           190       223
                                                             ===================
Total current liabilities                                       11,570     8,248

Deferred compensation                                              547       740



Accrued pension                                                    200       276
Shareholders' equity:
  Common stock, no par value, $300 stated value per share,
    750 shares authorized, 500 shares outstanding                  150       150
  Retained earnings                                              1,065     1,181
                                                             -------------------
Total shareholders' equity                                       1,215     1,331
                                                             -------------------
Total liabilities and shareholders' equity                     $13,532   $10,595
                                                             ===================

See accompanying notes.

                           Ferrex Trading Corporation

                              Statements of Income

                             (Dollars in thousands)



                                            YEAR ENDED DECEMBER 31
                                           1994      1995      1996
                                         ----------------------------

Net sales:
 Brokerage                               $35,633   $56,943   $48,343
 Scrap processing                         17,280    19,513    17,635
                                         ---------------------------
                                          52,913    76,456    65,978
Cost of sales:
 Brokerage                                34,700    55,686    46,755
 Scrap processing                         16,554    17,822    16,105
                                         ---------------------------
                                          51,254    73,508    62,860
                                         ---------------------------
Gross profit                               1,659     2,948     3,118
Marketing fee                              1,592     1,807     1,827
                                         ---------------------------
                                           3,251     4,755     4,945
Selling and administrative expenses        1,884     2,940     2,992
                                         ---------------------------
Operating profit                           1,367     1,815     1,953
Interest expense                            (338)     (433)     (286)
Interest and other income                    127       156       174
                                         ---------------------------
Net income                               $ 1,156   $ 1,538   $ 1,841
                                         ===========================

See accompanying notes

                           Ferrex Trading Corporation

                       Statements of Shareholders' Equity

                             (Dollars in thousands)



                                           Retained
                                  Common   Earnings
                                  Stock   (Deficit)    Total
                                  ------  ----------  --------

Balance at January 1, 1994          $150    $    (9)  $   141
  Net income                                  1,156     1,156
  Distribution to shareholders                 (324)     (324)
                                          ---------   -------
Balance at December 31, 1994         150        823       973
  Net income                                  1,538     1,538
  Distribution to shareholders               (1,296)   (1,296)
                                          ---------   -------
Balance at December 31, 1995         150      1,065     1,215
  Net income                                  1,841     1,841
  Distribution to shareholders               (1,725)   (1,725)
                                          ---------   -------
Balance at December 31, 1996        $150    $ 1,181   $ 1,331
                                  ======  =========   =======

See  accompanying notes.

                           Ferrex Trading Corporation

                            Statements of Cash Flows

                             (Dollars in thousands)


                                                 YEAR ENDED DECEMBER 31
                                                1994      1995      1996
                                              ----------------------------

OPERATING ACTIVITIES
Net income                                    $ 1,156   $ 1,538   $ 1,841
Adjustments to reconcile net income to net
 cash provided by operating activities:
   Depreciation                                    46        64        54
   Gain on sale of property and
    equipment                                       -         -        (3)
                                              ---------------------------
Net income adjusted for noncash charges         1,202     1,602     1,892

Changes in operating assets and liabilities:
 Accounts receivable                           (3,945)   (1,137)    1,589
 Inventory                                       (917)      616      (644)
 Prepaid expenses                                   6       (97)       88
 Accounts payable                               3,747    (1,254)       19
 Accrued liabilities                              482       730       214
                                              ---------------------------
Net cash provided by operating activities         575       460     3,158

INVESTING ACTIVITIES
Decrease (increase) in note receivable            278       (53)    1,500
Proceeds from sale of property and
 equipment                                          -         -         7
Additions to property and equipment               (46)      (66)      (59)
Increase in investments                             -      (322)     (147)
Proceeds from sale of investments                   -         -       539
                                              ---------------------------
Net cash provided by (used in) investing
 activities                                       232      (441)    1,840

FINANCING ACTIVITIES
Borrowings under notes payable to related
 parties                                            -       670     3,242
Payments under notes payable to related
 parties                                            -    (2,125)   (4,213)
Net borrowings (payments) under line of
 credit                                        (1,226)    1,200    (1,500)
Distributions paid to shareholders                (82)     (736)   (2,527)
                                              ---------------------------
Net cash used in financing activities          (1,308)     (991)   (4,998)
                                              ---------------------------
Net decrease in cash                             (501)     (972)        -
Cash at beginning of period                     1,473       972         -
                                              ---------------------------
Cash at end of period                         $   972   $     -   $     -
                                              ===========================
Supplemental disclosure of cash flow
 information:
Cash paid during the period for interest      $   319   $   330   $   417
                                              ===========================

See accompanying notes

                           Ferrex Trading Corporation

                         Notes to Financial Statements

                             (Dollars in thousands)


1. SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

The Company's principal activities involve the brokering of scrap iron and other metals for sale to foundries, mills and other brokers in the midwest and the sale of processed scrap metals to similar customers. The Company has significant transactions with The Isaac Corporation, a company related through common ownership.

MANAGEMENT ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Sales of processed products are recognized when the products are shipped. Sales relating to brokerage operations are recognized upon the receipt of the materials by the customer.

DEPRECIATION

Depreciation is principally computed on accelerated methods based upon the estimated useful lives of the assets. Estimated useful lives are generally 7 years.

INCOME TAXES

The Company has elected to be treated as a small business corporation (S Corporation) for income tax purposes. The taxable income of the Company will be included in the shareholders' personal federal and state income tax returns and accordingly no provision for federal or state income taxes has been recorded by the Company. It is the Company's policy to distribute funds to shareholders in amounts that are, at a minimum, sufficient to cover the shareholders' tax liability from the Company's taxable income.

INVENTORIES

The Company values all processable scrap metal inventories, which approximates 72% and 75% of total inventories at December 31, 1995 and 1996, respectively, on the last-in, first-out (LIFO) method. Inventories have been reduced by approximately $315 and $334 at December 31, 1995 and 1996, respectively, from amounts which would have been reported under the first-in, first-out (FIFO) method, which approximates current costs.

During 1995, LIFO inventory quantities were reduced. This reduction resulted in an increase to net income of approximately $20 from amounts which would have been reported under the FIFO method.

The nonprocessable scrap metal inventories and the capitalized labor content of processed inventories are valued at the lower of cost, determined by the first-in, first-out (FIFO) method, or market.

ENVIRNOMENTAL MATTERS

In the normal course of operations, the Company is subject to various environmental laws and regulations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the costs can be reasonably estimated. The Company believes that such costs, in excess of amounts provided, arising out of these matters will not have a material adverse effect on the Company's financial position.

INVESTMENTS AVAILABLE FOR SALE

In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Company adopted the provisions of the new standard as of December 31, 1995. For year ended December 31, 1995, the Company classified their investments as available-for-sale. At December 31, 1995, the Company's investments were recorded at fair value which approximated their cost, therefore, no adjustment to shareholders' equity was necessary to reflect unrealized gains and losses. During 1996, all of these investments were sold.

2. NOTES RECEIVABLE

During 1994 and 1995, funds were advanced to and received from an unrelated entity that provides the Company certain processed products under a $2,000 demand note agreement expiring May 1, 1998 with interest at the prime rate. Amounts outstanding under the agreement were secured by substantially all assets of the borrower including accounts receivable, inventory and equipment. At December 31, 1995 $1,455 was outstanding under the agreement. In 1996, the note was repaid and the agreement was terminated.

Funds have also been advanced to an unrelated entity that provides the Company certain processed products under an agreement expiring in March 1999 with interest at the prime rate. The amounts outstanding under this agreement at December 31, 1995 and 1996 were $218 and $164, respectively.

At December 31, 1995 and 1996, the carrying value of the Company's notes receivable approximates their fair value based on current interest rates and the terms of the notes.

3. NOTES PAYABLE

The Company has a secured line of credit with maximum borrowings of $5,000 at an interest rate equal to prime or at a rate of LIBOR plus 2% if the borrowings are in excess of $500 and of at least thirty days duration. The line of credit is secured by accounts receivable, inventory and equipment. Related party notes payable of $2,120 and $1,149 at December 31, 1995 and 1996, respectively, are subordinate to the line of credit borrowings. At December 31, 1995, $1,500 was outstanding under this agreement. No amounts were outstanding under this agreement at December 31, 1996.

At December 31, 1995 and 1996, the carrying value of the Company's debt instruments approximates its fair value based on the Company's incremental borrowing rates.

4. EMPLOYEE BENEFIT PLANS

The Company participates in a trusteed noncontributory defined benefit pension plan which provides retirement benefits for all eligible employees of the Company and The Isaac Corporation. Benefits are generally based upon levels of compensation and length of service. Amounts are allocated between the Company and The Isaac Corporation based upon their participation and contributions to the plan.

The pension expense for 1994, 1995, and 1996 included the following components:


                                                                1994  1995  1996
                                                                ----  ----  ----
Service cost-benefits earned during period                       $16   $24   $41
Interest cost on projected benefit
 obligation                                                       22    25    28
Net amortization and deferral                                     20    20    20
                                                                ----  ----  ----
                                                                 $58   $69   $89
                                                                ====  ====  ====

The funded status of the Plan at December 31, 1995 and 1996 was as follows:


                                                         1995    1996
                                                        --------------
Actuarial present value of benefit obligations:
 Vested benefit obligation                              $ 170   $ 235
                                                        =============
 Accumulated benefit obligation                         $ 201   $ 276
                                                        =============
 Projected benefit obligation                           $ 373   $ 501
Plan assets at fair value                                   -       -
                                                        -------------
Projected benefit obligations in excess of plan assets    373     501
Unrecognized net (loss) gain                               14     (44)
Unrecognized net transition obligation                   (259)   (239)
Minimum liability adjustment                               72      58
                                                        -------------
Accrued pension cost                                    $ 200   $ 276
                                                        =============

The accrued liability for pension costs included in long-term liabilities at December 31, 1995 and 1996, respectively, includes a minimum liability adjustment of $72 and $58 resulting from the excess of the accumulated benefit obligation over plan assets with a corresponding intangible asset.

The assumed rate of increase in future compensation levels and the assumed discount rate used in determining the actuarial present value of the projected benefit obligation were 5.0% and 7.5%, respectively.

In addition, the Company participates in The Isaac Corporation 401(k) Profit Sharing Plan which provides retirement benefits for all eligible employees. Participant contributions to the Plan are matched at a rate of 30% by the Company up to a maximum of 3% of a participant's compensation. Profit sharing contributions to the plan are at the discretion of the Company's Board of Directors. Profit sharing expense totalled approximately $23 in 1994 and $32 in 1995 and 1996, respectively.

The Company maintains a nonqualified deferred compensation program which provides for discretionary awards to certain key employees. An individual is fully vested in each award after seven years of employment from the date of the award. Vested amounts can generally be withdrawn by the participant after ten years of participation in the plan. Interest is earned on awards not withdrawn at the U. S. Treasury bond rates. During 1994, 1995 and 1996, the Company expensed $148, $177 and $202, respectively, under this program. At December 31, 1995 and 1996, vested benefits under the plan amounted to $3 and $44, respectively.

5. LEASES

Rent expense relating to various operating leases approximated $43, $29 and $71 for the years ended December 31, 1994, 1995 and 1996, respectively.

6. RELATED PARTY TRANSACTIONS

Billings to The Isaac Corporation for brokerage marketing services rendered by the Company approximated $1,592, $1,807 and $1,827 in 1994, 1995 and 1996,
respectively. In addition, the Company received charges from The Isaac Corporation approximating $120, $200 and $340 in 1994, 1995 and 1996, respectively, primarily related to employee costs incurred on behalf of the Company.

At December 31, 1995 and 1996, the Company had demand notes payable of $2,120 and $1,149, respectively, to affiliated entities. Interest on these notes is payable monthly at the prime interest rate. Interest expense associated with these borrowings was $312 and $228 in 1995 and 1996, respectively.

7. MAJOR CUSTOMERS

The Company's three largest customers are major steel mills. Total sales to the Company's three largest customers approximated $23,000, $33,000, and $30,725 in 1994, 1995 and 1996, respectively.

8. COMMITMENTS

Effective September 11, 1996 the Company and its shareholders entered into a Close Corporation and Settlement Agreement. The agreement requires the Company to repurchase shares from the shareholders under certain circumstances and in accordance with various terms and restrictions outlined in the agreement (see
Note 9).

The Company is guarantor of a note payable and line of credit agreement of an unrelated entity that provides certain processing services to the Company. The maximum guarantee is $2,000 with approximately $1,800 outstanding under the agreement at December 31, 1996.

9. SALE OF COMPANY

Effective June 23, 1997, owners and management of the Company completed the sale of the Company to Metal Management, Inc.